EXHIBIT 10.18

PROMISSORY NOTE

$807,650.11	August 1, 2005

A.           FOR VALUE RECEIVED, Calais Resources, Inc., a British Columbia corporation, and Calais Resources Colorado, Inc., a Nevada corporation, the undersigned Borrowers promise to pay to the order of Duane A. Duffy, Glenn E. Duffy, James Ober, and Luke Garvey (Holder herein) or order the principal sum of eight hundred seven thousand six hundred fifty and 11/100 dollars ($807,650.11) with interest on the unpaid principal balance from August 1,2005 until paid at the rate of fifteen point nine percent (15.9%) per annum. Principal and interest shall be payable at the office of Watrous Ehlers Mielke & Goodwin, LLP located at 7472 S. Shaffer Lane, Ste 100, Littleton, Colorado 80127 or such other place as the Holder of this note may designate. Payments shall be made as to this note as follows:
1) A principal payment of one hundred sixty six thousand dollars and 00/100 ($166,000.00) shall be made on or before October 31, 2005.
2) The entire balance of this note being the remaining principal balance and all accrued and unpaid interest shall be due and payable on October 1, 2006.
3) Any note payment not made on or before its due date shall be subject to a late fee or penalty equal to five percent (5%) of the payment then due.

B.           Payments received for application to this Note shall be applied first to the payment of late charges, if any, second to the payment of accrued interest, if any, and the balance applied in reduction of the principal amount hereof.

C.           If any payment required by this Note is not made when due, the Holder of this note may accelerate the payments due under this note by sending a written notice to the Borrowers at Borrowers' last known address informing the Borrowers of the default. If any default is not cured within ten (10) days after delivery of the notice to Borrowers or after mailing the notice certified mail, return receipt requested, to the Borrowers at Borrowers' last known address, the entire principal amount outstanding and accrued interest thereon shall at once become due and payable and shall bear interest at the rate of twenty four percent (24%) from the date the notice of default and acceleration was given.

D.           The Borrowers, sureties, guarantors and endorsers hereof severally waive presentment for payment, notice of dishonor, and protest and agree to any extension of time payment and partial payments before, or after maturity. This note shall be the joint and several obligation of the Borrowers and all other makers, sureties, guarantors and endorsers, and their successors and assigns.

E.           Borrowers may prepay the principal amount outstanding under this note, in whole or in part, at any time without penalty. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments.

F.           The Holder of this note shall be entitled to collect all reasonable costs and expense of collection and/or suit, including, but not limited to reasonable attorneys fees.

G.           The repayment of this promissory note is secured by a Deed of Trust which encumbers real property in Western Boulder County, Colorado known as the Caribou Townsite and Mine. This Deed of Trust is junior and subordinate to a Deed of Trust for the benefit of the so-called Broadway Mortgage note group. The security for repayment of this note also extends to a Deed of Trust interest held by Borrower and secured by Deed of Trust from Aardvark Agencies, Inc. or a real property interest received in cancellation of these obligations. The security for the repayment of this note is junior to NO other liens or encumbrances. Any default as to the Deed of Trust securing this note, the Broadway note or the Aardvark obligations or interests as described herein shall also constitute a default hereunder.

H.    The Holder hereof may, but shall not be required to, advance added funds to cure a default as to any of these Deeds of Trust. Any funds so advanced shall constitute added principal due pursuant to this note, bearing interest on the same terms as set forth herein, and shall be repayable within 30 (thirty) days of the date the funds were advanced. If not repaid as required herein, the funds advanced shall be subject to the late fee set forth at Paragraph A-3 above.

Calais Resources, Inc. a British Columbia corporation and Calais Resources Colorado, Inc., a Nevada corporation – Borrower -

by

 /s/ Thomas S. Hendricks   August 11-2005
Thomas A. Hendricks, as Corporate President
For Calais Resources, Inc., a British Columbia corporation

 /s/ Thomas S. Hendricks   August 11-2005
Thomas A. Hendricks, as Corporate President
For Calais Resources Colorado, Inc., a Nevada corporation